Exhibit 10.1

SECOND COMPREHENSIVE AMENDMENT TO FINANCING DOCUMENTS

THIS SECOND COMPREHENSIVE AMENDMENT TO FINANCING DOCUMENTS (this "Amendment") is dated April 8, 2014, by and among GSE SYSTEMS, INC., a Delaware corporation ("GSE"), GSE POWER SYSTEMS, INC., a Delaware corporation ("GSE Power Systems"), and GSE ENVISION LLC, a New Jersey limited liability company ("GSE EnVision" and with GSE and GSE Power Systems, each a "Co-Borrower" and collectively, the "Co-Borrowers") and SUSQUEHANNA BANK, a Pennsylvania state chartered commercial banking corporation (the "Bank"); witnesseth:
RECITALS
WHEREAS, pursuant to a Master Loan and Security Agreement dated November 23, 2011 by and among GSE, GSE Power Systems and GSE EnVision Inc. (collectively, the "Original Borrowers") and the Bank (the "Original Agreement"), as amended by that certain Comprehensive  Amendment to Financing Documents dated March 31, 2012 (the "First Amendment"), and that certain Letter Agreement dated July 29, 2013 from the Bank (the "Letter Agreement" and collectively with the Original Agreement and the First Amendment, the "Loan Agreement"), the Bank extended a revolving credit facility to the Original Borrowers in the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "Credit Facility"), as evidenced by a Revolving Credit Note given by the Original Borrowers in favor of the Bank dated November 22, 2011 in the face amount of $7,500,000, which note was amended and restated in its entirety by that certain Amended and Restated Revolving Credit Note from the Co-Borrowers in favor of the Bank dated March 31, 2012; and
WHEREAS, the Bank and the Co-Borrowers have determined to modify certain provisions of the Financing Documents (as defined in the Loan Agreement), all in accordance with the provisions of this Amendment.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Bank and the Co-Borrowers agree as follows:
1.            Recitals.  The Bank and the Co-Borrowers acknowledge that the above Recitals to this Amendment are true and correct, and agree that the same are incorporated by reference into the body of this Amendment.  Unless otherwise specifically defined herein, all capitalized terms used in this Amendment shall have the same meanings ascribed to such terms in the Loan Agreement.
2.            Amendments to Financing Documents.
The Loan Agreement is hereby amended by adding the following new language to the end of Section 4.15:
"The Bank shall have the right to set off against the amounts owing from the Co-Borrowers any property held in a deposit or other account of any of the Co-Borrowers with the Bank, including, without limitation, the Operating Accounts.  The Co-Borrowers hereby authorize the Bank, exercisable at the Bank's option at any time, to administratively freeze all such accounts in an aggregate amount equal to the then current outstanding principal balance of the Loans (including the face amount of all issued and outstanding Letters of Credit), plus all accrued but unpaid interest, costs and fees due thereon (collectively, the "Loan Balance"), as such Loan Balance may be increased or decreased from time to time in accordance with the Financing Documents.  At such time as any additional funds are advanced to the Co-Borrowers under the Loans, whether in the form of cash or Letters of Credit, or any funds are repaid to the Bank by the Co-Borrowers, the Bank shall automatically increase or decrease, as applicable, the amount which is subject to the Bank's administrative freeze such that the amount which is subject to the Bank's administrative freeze shall at all times equal the Loan Balance . The foregoing rights granted to the Bank shall be in addition to, and not in limitation of, any and all other rights granted to the Bank pursuant to the Financing Documents and applicable law."
3.            Grants of Liens and Security Interests.  Each Co-Borrower each hereby grants, re-grants and confirms the grant of all liens and security interest in and to all collateral described in the Financing Documents as collateral for the Credit Facility as amended by this Amendment on the terms set forth in the Financing Documents.
4.            Fees, Costs, and Expenses.  The Co-Borrowers shall pay to the Bank on demand all costs and expenses both now and hereafter reasonably paid or incurred with respect to the preparation, negotiation, execution, administration and enforcement of this Amendment and all documents related thereto, including, without limitation, attorneys' fees and expenses, recording costs, recordation and other taxes, appraisal fees, costs of record searches, title company premiums and costs, fees and expenses for environmental audits and survey costs.
5.            Representations and Warranties.  In order to induce the Bank to enter into this Amendment, the Co-Borrowers each represent and warrant to the Bank that as of the date hereof (a) no Event of Default exists under the provisions of any of the Financing Documents, (b) no event exists which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of any of the Financing Documents, (c) all of the representations and warranties of the Co-Borrowers in the Financing Documents, are true and correct in all material respects on the date hereof as if the same were made on the date hereof, (d) all collateral for the Credit Facility as amended by this Amendment is free and clear of all assignments, security interests, liens and other encumbrances of any kind and nature whatsoever except for those granted or permitted under the provisions of the Financing Documents, (e) no material adverse change has occurred in the business, financial condition, prospects or operations of any Co-Borrower since the date of the financial statements most recently furnished to the Bank in accordance with the provisions of the Financing Documents, and (f) the Financing Documents (as amended by this Amendment) constitute the legal, valid and binding obligations of the Co-Borrowers enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.  If any of the foregoing representations and warranties shall prove to be false, incorrect or misleading in any material respect, the Bank may, in its absolute and sole discretion, declare that an Event of Default has occurred and exists under the provisions of each of the Financing Documents.
6.            Applicable Law, Etc.  This Amendment shall be governed by the laws of the State of Maryland and may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute one and the same instrument.
7.            Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the Bank and each Co-Borrower and their respective heirs, successors and assigns.
This Amendment is an amendment and modification of certain provisions of the Financing Documents.  All of the provisions of the Financing Documents are incorporated herein by reference and shall remain and continue in full force and effect as amended by this Amendment.  Each Co-Borrower hereby ratifies and confirms all of its respective obligations, liabilities and indebtedness under the provisions of the Financing Documents as amended by this Amendment.  The Bank and each Co-Borrower agree it is their intention that nothing herein shall be construed to extinguish, release or discharge or constitute, create or effect a novation of, or an agreement to extinguish, any of the obligations, indebtedness and liabilities of any Co-Borrower or any other party under the provisions of the Financing Documents, or any assignment or pledge to the Bank of, or any security interest or lien granted to the Bank in or on, any collateral and security for such obligations, indebtedness and liabilities.
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IN WITNESS WHEREOF, each Co-Borrower and the Bank have executed this Amendment under their respective seals, the day and year first written above.

WITNESS/ATTEST:	CO-BORROWERS:
Pamela Schlachter _____________________________	GSE SYSTEMS, INC. By: /s/ Jeffery G. Hough(SEAL) Jeffery G. Hough Senior Vice President and Chief Financial Officer
Pamela Schlachter _____________________________	GSE POWER SYSTEMS, INC. By: /s/ Jeffery G. Hough(SEAL) Jeffery G. Hough Senior Vice President and Chief Financial Officer
Pamela Schlachter _____________________________	GSE ENVISION LLC By: GSE Power Systems, Inc., its sole member By: /s/ Jeffery G. Hough(SEAL) Jeffery G. Hough Senior Vice President and Chief Financial Officer
Danielle Rhodes _____________________________	SUSQUEHANNA BANK By: /s/ Robert Whelen(SEAL) Robert P. Whelen, Jr., Senior Vice President